Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	April 1, 2004 through April 30, 2004
Payment Date	May 25, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,129,279,879.92	0.903399815
Ending	$1,105,858,859.39	0.884663499

Change	$23,421,020.53	0.018736317
A-I-1 Notes
Beginning	$362,340,347.92	0.905850870
Ending	$354,511,345.57	0.886278364

Change	$7,829,002.35	0.019572506
A-II-1 Notes
Beginning	$667,559,538.38	0.890079385
Ending	$652,068,503.69	0.869424672

Change	$15,491,034.70	0.020654713
A-II-2
Beginning	$89,007,938.45	0.890079385
Ending	$86,942,467.16	0.869424672

Change	$2,065,471.29	0.020654713
Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$410,652.39	1.0266310
A-II-1	$756,567.48	1.0087566
A-II-2	$111,259.92	1.1125992
Enhancer Premium	$139,863.48
Interest Rates
A-I-1 WAC	4.15%
A-II-1 & A-II-2 WAC	4.19%
Libor	1.1000%
Libor + 26 bps	1.3600%
Auction Rate	1.5000%
A-I-1 & A-II-1 Note Rate	1.3600%
A-II-2 Note Rate	1.5000%
Principal Distributions		Factor per 1000
A-I-1	$7,829,002.35	19.57
A-II-1	$15,491,034.70	20.65
A-II-2	$2,065,471.29	20.65
Certificate	$—
Funding Account Balance
Group 1	$—
Group 2	$—
Liquidation Loss Amounts
Group 1	$—
Aggregate Liquidation Losses	$(54,044.85)
Group 2	$(36,693.79)
Aggregate Liquidation Losses	$(148,770.95)
Enhancer Premium	$139,863.48

Aggregate Note Balance	$1,093,522,316.42
Target Overcollateralization Amount	$15,776,357.23
Overcollateralization Amount	$12,336,542.97
Excess to Certificateholder	$—
Net Excess Spread Percentage	2.789%
2-month Rolling Average Net Excess Percentage	2.793%
3-month Rolling Average Net Excess Percentage	2.787%

Wachovia Bank, National Association
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$16,162,217.58
Net Interest	$1,082,729.74
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$364,919,420.76
Ending Balance	$357,717,203.21

Net	$7,202,217.55
Principal Collections	$(16,162,217.58)
Net Draws	$8,960,000.03
Net Principal	$(7,202,217.55)
Gross Interest	$1,234,779.50
Servicing Fee	$(152,049.76)

Net Interest	$1,082,729.74
Enhancer Premium	$(45,292.54)
Note Interest	$(410,652.39)

Excess Spread	$626,784.80
Additional Balance Inc.	$—
Group Excess	$626,784.80
Transfer (to) from Group 2	$—
Excess to Certificate	$—
Delinquencies
30 - 59 Days Past Due	3	$68,111.28
60 - 89 Days Past Due	3	$49,131.04
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	1	$20,518.98
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures	—	$—
REO	—	$—
Funding Account
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$5,048,434.31
O/C Amount	$3,205,857.64
Gross CPR (Annualized)	41.935%
Net CPR (Annualized)	21.275%
Draw Rate (Annualized)	25.793%
WAM	220.07
Age	15.30

Group 2 Pool

Principal	$42,117,021.16
Net Interest	$2,300,101.35
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$764,360,459.16
Ending Balance	$748,141,656.18

Net	$16,218,802.98
Principal Collections	$(42,117,021.16)
Net Draws	$25,898,218.18
Net Principal	$(16,218,802.98)
Gross Interest	$2,618,584.87
Servicing Fee	$(318,483.52)

Net Interest	$2,300,101.35
Enhancer Premium	$(94,570.93)
Note Interest	$(867,827.40)

Excess Spread	$1,337,703.01
Additional Balance Inc.	$—
Group Excess	$1,337,703.01
Transfer (to) from Group 1	$—
Excess to Certificate	$—
30 - 59 Days Past Due	3	$183,681.29
60 - 89 Days Past Due	1	$149,254.69
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	1	$37,461.01
150 - 179 Days Past Due	1	$73,598.04
180 + Days Past Due	2	$151,357.23
Foreclosures	3	300,612
REO	—	—
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$10,727,922.92
O/C Amount	$9,130,685.33
Gross CPR (Annualized)	49.314%
Net CPR (Annualized)	22.646%
Draw Rate (Annualized)	33.876%
WAM	216.36
Age	16.60